Exhibit 10.3

MEMBERSHIP AGREEMENT
CRD No. 150156

FINRA grants the application of Kent Capital, Inc. (“Firm”) for membership with FINRA contingent upon the execution of this Membership Agreement (“Agreement”) and its submission to the New York District Office, located at One Liberty Plaza, New York, NY 10006 by no later than October 30, 2009.

This Agreement shall remain in effect and bind the Firm and all of its successors to ownership or control unless this Agreement is changed, removed, or modified pursuant to applicable NASD rules.

A. Undertakings

In connection with the granting of its application for membership, the Firm undertakes to: (1) abide by any restriction specified in Section C below; (2) obtain the prior written approval of FINRA pursuant to Rule 1017 before removing or modifying any restrictions imposed or before effecting a material change in business operations; and (3) file a written notice and application with FINRA at least 30 days prior to effecting a change in ownership or control pursuant to Rule 1017.

B. Business Activities

The activities in which the Firm may engage are based on its business plan as submitted in connection with NASD Rule 1013, the additional information provided during the application process, and such other activities as may be permissible pursuant to the NASD Membership Rules. The Firm will:

(1) Maintain a minimum net capital requirement of $100,000 pursuant to SEC Rule 15c3-1(a)(2)(iii)(B) (the Net Capital Rule).

(2) Operate pursuant to the SEC Rule 15c3-3(k)(2)(i) (the Customer Protection Rule). The Firm will not hold customer funds or safekeep customer securities. (3)Engage in the following types of business:

A. Real estate syndicator;
B. Trading securities for own account; and,
C. Private placements of securities.

(4) Operate one (1) office (registered and unregistered) which shall be the main OSJ.

(5) Employ three (3) associated persons (registered and unregistered) who have direct contact with customers in the conduct of the Firm’s securities sales, trading and investment banking activities, including the immediate supervisors of such persons.

C. Restrictions — None.

(1)

D. Waiver/Exemption

The Firm is granted a waiver from the requirement to qualify two Registered Principals. FINRA is not precluded from withdrawing this waiver should changes occur in the factors upon which the decision to grant the waiver is based.

Such changes include expansions pursuant to the Safe Harbor provisions of IM 1011-1 that may require the firm to employ at least one additional principal to ensure adequate supervision in compliance with NASD Rule 3010.

E. Notifications

The Firm will promptly notify FINRA through the District Office where it maintains its principal place of business if:

(1)	the Firm changes its (a) clearing entity or service bureau, or method of clearance (b) method of bookkeeping or recordkeeping (e.g. computer to manual, or utilizing an outside computer service); and,

(2)
the Firm has effected any significant change in the firm’s key personnel, including but not limited to, change or loss of the General Securities Principal, Chief Compliance Officer, and/or Financial and Operations Principal.

F. Certification

Pursuant to Article IV, Section 1, of the FINRA By-Laws, the Firm agrees:

(1)
to comply with the federal securities laws, the rules and regulations thereunder, the rules of the Municipal Securities Rulemaking Board and the Treasury Department, the NASD Rules and FINRA By-Laws, and all rulings, orders, directions, and decisions issued and sanctions imposed under the NASD Rules;

(2)	to pay such dues, assessments, and other charges in the manner and amount as from time to time shall be fixed pursuant to the FINRA By-Laws, Schedules to the FINRA By- Laws, and the NASD Rules; and,

(3)
that this Agreement has been executed on behalf of, and with the authority of the Firm.The undersigned and the Firm represent that the information and statements contained within the application and other information filed are current, true, and complete. The undersigned and Applicant further represent that to the extent any information previously submitted is not amended, such information is currently accurate and complete and agree that the information contained in Form BD will be kept current and accurate by proper amending the form as changes occur.

(2)

Any activity that does not conform to the provisions set forth in this Agreement may form the basis for disciplinary action by FINRA against the Firm, its owners, or associated persons.

Signature:

/s/ Paul 0. Koether	10/14/09
Paul 0. Koether, President & CE0	Date

(3)